Waiver Agreement

                               September 17, 1998



VIA FACSIMILE TRANSMISSION (original via mail)

JNC Strategic Fund Ltd.
JNC Opportunity Fund Ltd.
Olympia Capital (Cayman) Ltd.
c/o Olympia Capital (Bermuda) Ltd.
Williams House, 20 Reid Street
Hamilton HM11, Bermuda


         Re:      InnovaCom, Inc. 7% Convertible Debentures

Dear Ladies and Gentlemen:

         Reference is made to the Convertible Debenture Purchase Agreement dated as of December 22, 1997 (the "December 22nd Agreement") and related Convertible Debentures (the "December 22nd Debentures") and Warrants (the "December 22nd Warrants," and collectively with the December 22nd Agreement and December 22nd Debentures, the "December 22nd Transaction Documents") made by and between InnovaCom, Inc., a Nevada corporation (the "Company"), and JNC Opportunity Fund Ltd. ("JNC Opportunity"), and the Convertible Debenture Purchase Agreement dated as of June 29, 1998 (the "June 29th Agreement", and together with the December 22nd Agreement, the "Agreements") and related Convertible Debentures (the "June 29th Debentures", and together with the December 22nd Debentures, the "Debentures"), the Warrants (the "June 29th Warrants, and together with the December 22nd Warrants, the "Warrants"), and Registration Rights Agreement (the "June 29th Registration Rights Agreement", and together with the June 29th Agreement, the June 29th Debentures, and the June 29th Warrants, the "June 29th Transaction Documents; together, the December 22nd Transaction Documents and June 29th Transaction Documents will be referred to herein as the "Transaction Documents"), made by and between the Company and JNC Strategic Fund Ltd. ("JNC Strategic", and together with JNC Opportunity, "JNC"). The capitalized terms used and not otherwise defined herein shall have the same meanings as ascribed to them in the respective above-referenced Transaction Documents.



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JNC Strategic Fund Ltd.
JNC Opportunity Fund Ltd.
September 17, 1998
Page 2





         The Company has, in the past, breached and/or defaulted under the provisions of the Transaction Documents described herein, which past breaches and/or defaults, subject to the terms hereof, JNC has now agreed to waive in accordance with the terms hereof. Now, therefore, for good and valuable consideration, JNC and the Company hereby agree as follows:

         1.       Reservation of Shares.

         (a) Under Section 2.1(d) of the December 22nd Agreement, the Company represented that it would maintain a reserve of duly authorized shares of Common Stock in the sum of at least two times the number of shares of Common Stock as would be issuable upon conversion in full of the December 22nd Debentures, assuming such conversion were effected on the Original Issue Date or the Filing Date, whichever yields a lower Conversion Price, (ii) the number of shares of Common Stock as are issuable as payment of interest on the December 22nd Debentures, and (iii) the number of shares of Common Stock as are issuable upon exercise in full of the December 22nd Warrants. Under Section 4(d) of the December 22nd Debentures, the Company covenanted to reserve and keep available not less than the number of shares of Common Stock as would be issuable upon the conversion of the outstanding principal amount of the December 22nd Debentures and payment of interest thereunder. Under Section 7 of the December 22nd Warrants, the Company covenanted to reserve and keep available the number of Warrant Shares which are then issuable and deliverable upon the exercise of the December 22nd Warrants. The Company has reserved 5,500,000 shares of Common Stock in connection with the December 22nd Transaction Documents, which number of shares, because of the decline in the share price since the Original Issue Date, is now inadequate if the full outstanding principal amount of December 22nd Debentures were converted to shares of Common Stock and all December 22nd Warrants exercised for Warrant Shares. Subject to Section 1(b) hereof, for a period of one year and one day from the date stated above, JNC Opportunity hereby waives and relinquishes its rights and remedies under the December 22nd Transaction Documents relating to the Company's past breaches or defaults under the December 22nd Transaction Documents with respect to the Company's failure to reserve the requisite number of shares of Common Stock. Furthermore, subject to the Company's compliance with Section 1(b) of this Agreement, JNC Opportunity shall forbear from exercising any of its rights or remedies under the December 22nd Transaction Documents relating to continuing breaches and defaults of the Company after the date



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JNC Strategic Fund Ltd.
JNC Opportunity Fund Ltd.
September 17, 1998
Page 3




hereof and prior to the earlier of November 30, 1998 and the date such defaults are cured in full (the "Section 1(a) Cure Date") with respect to the Company's failure to reserve the requisite number of shares of Common Stock; provided, that nothing contained herein shall be construed to be a waiver of any rights or remedies under the December 22nd Transaction Documents in respect of any further defaults under the Sections specified in this Section 1(a) that occur after the
Section 1(a) Cure Date.

         (b) The Company shall prepare and mail to the shareholders of the Company proxy materials requesting authorization to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue in order to comply with its obligations respecting conversion, exercise, and reservation of shares as set forth in the December 22nd Transaction Documents. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing an increase in the number of authorized and available shares of Common Stock to a minimum of 75,000,000 shares of Common Stock , (b) make an appropriate recommendation to stockholders and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the shareholders) and (c) by November 30, 1998, file an appropriate amendment to the Company's Articles of Incorporation in order to increase the number of authorized and available shares of Common Stock to a minimum of 75,000,000 shares of Common Stock, and simultaneously amend its share reservation order with its transfer agent so that the Company will be in compliance with the Sections of the December 22nd Agreement, the December 22nd Debentures, and the Debenture 22nd Warrants specified in Section 1(a) above. In the event the Company fails to obtain the required stockholder approval or otherwise fails to timely amend its Articles of Incorporation or amend its share reservation order as provided herein, then notwithstanding anything to the contrary set forth in this Waiver Agreement, the waiver contemplated in Section 1(a) of this Waiver Agreement shall be null and avoid ab initio and JNC Opportunity shall be entitled to exercise all of its rights and remedies under the December 22nd Transaction Documents arising as a result of the Company's defaults specified in
Section 1(a) above.

         2. SEC Documents.

         (a) Under Section 3.3 of the Agreements, the Company covenanted to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required



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JNC Strategic Fund Ltd.
JNC Opportunity Fund Ltd.
September 17, 1998
Page 4




to be filed by the Company after the date hereof pursuant to Section 13(a) of the Exchange Act. The Company is in default of these provisions because it has been late in filing its Form 10-QSB for the quarters ending March 31, 1998, and June 30, 1998. Subject to the Company's compliance with its obligations under
Section 2(b), for a period of one year and one day from the date stated above, JNC hereby waives and voluntarily relinquishes its rights and remedies under the Transaction Documents relating to the Company's failure to timely file its Form 10-QSB for the quarters ending March 31, 1998, and June 30, 1998.

         (b) As soon as reasonably practicable, and in any event prior to September 25, 1998 with respect to the Form 10-QSB for the quarter ending March 31, 1998, and prior to October 30, 1998 with respect to the Form 10-QSB for the quarter ending June 30, 1998, the Company shall file with the Commission its Quarterly Reports Form 10-QSB for the quarters ending March 31, 1998 and June 30, 1998.

         3.       Trading Volume.

         (a) Under Section 3.11 of the Agreements, if at any time while JNC owns any Securities, the average value of Common Stock traded on the OTC Bulletin Board in each week, measured over a four week period, on a rolling basis, is less than $750,000, then, at JNC's option, the Company would be required to repay the entire principal amount of the then outstanding Debentures (and all accrued and unpaid interest thereon) and redeem all then outstanding Underlying Shares then held by JNC, in the therein designated amount. In addition, under the terms of the Debentures, the Company may not issue shares of Common Stock in payment of interest on the principal amount of the Debentures if, among other things, the shares are not "actively traded" (as defined in the Debentures). Currently, the average value of Common Stock traded on the OTC Bulletin Board in each week, measured over a four week period, is substantially less than $750,000. For a period of one year and one day from the date stated above, JNC hereby waives its rights and remedies under Section 3.11 of the Agreements and waives enforcement of the relevant provisions of the August 28th Debentures relating to the Company's past failure to maintain "actively traded" Common Stock as provided in the Transaction Documents.




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JNC Strategic Fund Ltd.
JNC Opportunity Fund Ltd.
September 17, 1998
Page 5




         (b) Under Section 3.8 of the Convertible Debenture Purchase Agreement by and among the Company and JNC Strategic dated as of August 28, 1998 (the "August 28th Agreement"), if at any time while JNC Strategic owns any Securities (as defined therein), the average value of Common Stock traded on the OTC Bulletin Board in each week, measured over a four week period, on a rolling basis, is less than $80,000, then, at JNC's option, the Company would be required to repay the entire principal amount of then outstanding Convertible Debentures dated as of August 28, 1998 (the "August 28th Debentures") (and all accrued and unpaid interest thereon) and redeem all then outstanding Underlying Shares then held by JNC, in the therein designated amount. In addition, under the terms of the August 28th Debentures, the Company may not issue shares of Common Stock in payment of interest on the principal amount of the August 28th Debentures if, among other things, the shares are not "actively traded", meaning having a trading volume as stated in Section 3.8 of the August 28th Agreement. The average value of Common Stock traded on the OTC Bulletin Board in each week, measured over a four week period, is currently less than $80,000. For a period of one year and one day from the date stated above, JNC hereby waives its rights and remedies under Section 3.8 of the August 28th Agreement and waives enforcement of the relevant provisions of the August 28th Debentures relating to the Company's past failure to maintain "actively traded" Common Stock as stated above.

         4. Payment of Interest. Under the terms of the Debentures, the Company is required to pay seven percent (7%) interest on a quarterly basis on the outstanding principal amount of the Debentures. Since the issuance of the Debentures, the Company has not paid any interest to JNC, either in shares of Common Stock or in cash, with respect to any of the Debentures. Without waiving its right to receive unpaid accrued interest on the Debentures, for a period of one year and one day from the date stated above, JNC waives its rights and remedies under Section 3(a)(i) of the Debentures with respect to past defaults by the Company of its obligation to pay interest on the Debentures; provided that any late interest charges applicable to such failure under the Debentures shall continue to accrue and be payable as to such late interest payments.

         5.       Registration Statement.

         (a) Under the June 29th Registration Rights Agreement, the Company was required to file a Registration Statement within thirty (30) days following the June 29th Closing Date, and such



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JNC Strategic Fund Ltd.
JNC Opportunity Fund Ltd.
September 17, 1998
Page 6




Registration Statement was to be effective within ninety (90) days following the Closing Date. Section 4(c) of the Debentures provides for various penalties in the event the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the Effectiveness Date. For a period of one year and one day from the date hereof, JNC hereby agrees to waive and voluntarily relinquish its rights and remedies arising as a result of the past default by the Company under the June 29th Debentures and the June 29th Registration Rights Agreement with respect to both the filing and effectiveness of a Registration Statement. Furthermore, subject to the Company's compliance with Section 6(b) hereof, JNC shall forbear from exercising any of its rights or remedies under the June 29th Debentures and June 29th Registration Rights Agreement relating to breaches or defaults occurring after the date hereof with respect to the Company's failure to timely file or have declared effective the Registration Statement.

         (b) The Filing Date and the Effectiveness Date under the June 29th Registration Statement shall be amended to correspond with the Filing Date (October 27, 1998) and the Effectiveness Date (December 28, 1998) under that certain Registration Statement dated as of August 28, 1998 between JNC Strategic and the Company. In the event the Company breaches its obligation under this
Section 6(b), then notwithstanding the agreement of waiver and forbearance given hereunder, JNC Strategic shall be entitled at that time to exercise all of its rights and remedies under the June 29th Debentures and June 29th Registration Rights Agreement arising as a result of the Company's failure to timely file or have declared effective the Registration Statement.

                  6. Except for the specific waivers granted herein, JNC shall not be deemed to have waived any rights or remedies under, or the enforcement of any provision of, the Transaction Documents. Except as may be specifically indicated herein, any waivers granted herein shall be limited as set forth herein. No further waivers are to be implied herein and any waiver given shall be subject to the limitations set forth in Section 4.4 of the Purchase Agreements.




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JNC Strategic Fund Ltd.
JNC Opportunity Fund Ltd.
September 17, 1998
Page 7



         6.  Counterparts.  This  Agreement  may be  executed  in  one  or  more
counterparts  (by  facsimile   signature  or  otherwise)  which  together  shall
constitute one and the same instrument.

         EXECUTED as of the date first written above.


                                                        Very truly yours,

                                                         INNOVACOM, INC.


                                                      By:___________________
                                                         Frank Alioto, President



AGREED TO AND ACCEPTED as of the date first written above.

JNC STRATEGIC FUND LTD.


By:______________________________________
Name:___________________________________
Title:____________________________________



JNC OPPORTUNITY FUND LTD.


By:______________________________________
Name:___________________________________
Title:____________________________________